                                                                   EXHIBIT 10.25

                             CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement") is made and entered into as of April 30, 1998, by and between Prosoft I-Net Solutions, Inc., a Nevada corporation (the "Company"), and Investment Transaction, LLC, a Nevada limited liability company ("Consultant").


                                R E C I T A L S
                                ---------------

      A. Consultant has substantial expertise and experience in start-up businesses in many different industries, particularly in the field of corporate finance.

      B. The Company desires to engage Consultant to obtain the benefit of Consultant's special knowledge, experience, background, skills and abilities, and Consultant desires to accept such engagement, upon the terms and subject to the conditions set forth herein.


                               A G R E E M E N T
                               -----------------

      NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual representations, agreements and promises contained in this Agreement, the Company and Consultant agree as follows:

      1.  Engagement.  The Company hereby engages Consultant as a consultant to
          ----------
render the services and perform the duties described in this Agreement, and Consultant hereby accepts such engagement, upon the terms and subject to the conditions set forth herein.

      2.  Term.  The engagement of Consultant by the Company shall commence on
          ----
the date of this Agreement and continue until December 31, 1999 (the "Consulting Period").

      3.  Services and Duties.  During the Consulting Period, Consultant shall
          -------------------
make all of its staff, including its President, available to (i) consult with management of the Company on the Company's corporate finance strategy and strategic direction; and (ii) assist the Company in structuring and implementing corporate financings. Consultant shall cause all of its staff, including its President to be reasonably available by telephone and, if possible, in person, as needed, to render such services to the Company.

      4.  Compensation.
          ------------

          (a)  Stock Options.  The Company shall grant Consultant a nonstatutory
               -------------
option to purchase one hundred thousand (100,000) shares at five dollars ($5.00) per share. At the election of Consultant, this option may be issued to a corporation of which Consultant is a one hundred percent (100%) owner. This option shall be for a five year term and shall vest one-twelfth per month during the term of this Agreement for so long as Consultant is performing his services under this Agreement and otherwise shall contain terms and conditions consistent with those customarily contained in options granted under the Company's 1996 Stock Option Plan. This option shall also vest immediately upon any of the following: (i) the closing of a financing by the Company resulting in net proceeds to the Company of at least $5 million; (ii) upon a change in control of the Company; or (iii) the Board of Directors of the Company concludes that the services contemplated by this Agreement have been substantially performed.

        (b) Reimbursement of Expenses. Subject to Section 6, the Company
            -------------------------
agrees to reimburse Consultant for all reasonable expenses incurred by Consultant in the performance of Consultant's duties under this Agreement, provided that all such expenses must be properly documented and submitted in accordance with the policies and procedures established by the Company. These expenses shall include all travel and other expenses related to financing and investor relation work, any housing expense (including hotel, motel or corporate apartment) and related telephone and utility costs. Subject to Section 6, the Company shall reimburse Consultant's housing expenses in six-month increments commencing July 1, 1998 for an amount not to exceed $3,500 per month. Consultant expects its housing expense to be approximately $3,000 to $3,500 per month and its other expenses to be no greater than $3,000 per month, and the Company agrees to reimburse such amounts during the term of this Agreement.

     5. Independent Contractor. Consultant acknowledges and agrees that
        ----------------------
Consultant is an independent contractor and nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between Consultant and the Company. During the Consulting Period, Consultant shall maintain and pay for all federal, state, and local disability, workers' compensation, payroll taxes, self-employment insurance, and income and other taxes, and the Company will not withhold or pay any such taxes or insurance on behalf of Consultant. During the Consulting Period, Consultant shall not be entitled to participate in any of the medical, dental, insurance, or any other benefits provided by the Company for the benefit of its employees.

     6. Termination. If at any time the company terminates this Agreement prior
        -----------
to the end of the consulting period without cause the company shall pay consultant a termination fee equal to $9,600 times the months remaining in the consulting period.

     7. NonDisclosure of Confidential Information. Consultant agrees not to
        -----------------------------------------
divulge, communicate, use to the detriment of the Company or for its own benefit or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of the Company.

     8. Authority. Consultant shall not have authority to act as an agent of the
        ---------
Company, and it shall not represent the contrary to any person or entity.

     9. Miscellaneous Provisions.
        ------------------------

        (a) Notices. Any notice required in connection with this Agreement shall
            -------
be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 9(a) to all other parties to this Agreement.

          (b)  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof.

          (c)  Change, Modification, Waiver.  No change or modification of this
               ----------------------------
Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced.

          (d)  Assignment and Binding Nature.  The services and duties to be
               -----------------------------
performed by Consultant hereunder are its own and may not be assigned. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

          (e)  Attorneys' Fees.  In the event any party institutes any action or
               ---------------
proceeding to enforce this Agreement or any provision hereof, or for damages or equitable relief by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with such action or proceeding.

          (f)  Governing Law and Forum.  This Agreement shall be construed in
               -----------------------
accordance with, and governed by, the laws of the State of Nevada, excluding any choice of law principles which direct the application of the laws of another jurisdiction. The exclusive forum for the determination of any action relating to the adjudication of any dispute hereunder shall be either an appropriate court of said State or that court of the United States which includes said State within its territorial jurisdiction.

          (g)  Counterparts.  This Agreement may be executed simultaneously in
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  "Company"

                                  PROSOFT I-NET SOLUTIONS, INC., a Nevada
                                  corporation

                                         By:
                                            ------------------------------------

                                         Its:
                                             -----------------------------------

                                         Address:  3001 Bee Caves Rd., Suite 220
                                                   Austin, TX 78746


                                         "Consultant"

                                         INVESTMENT TRANSACTION, LLC, a Nevada
                                         limited liability company

                                         ---------------------------------------
                                         Andrew Stallman, President

                                         Address:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------